UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 2, 2008

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Robert A. Kotick, the President and Chief Executive Officer of Activision Blizzard, Inc. (the “Company”), and Brian G. Kelly, the Company’s Co-Chairman, each established a securities trading plan designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), as a part of their long-term asset diversification strategies.  Under Mr. Kotick’s plan, which was adopted on September 10, 2008, several trusts and other entities may exercise, under pre-arranged terms, options to purchase up to 4,941,352 Company shares and sell the shares received upon exercise, as well as sell up to 6,742,424 of other Company shares.  Under Mr. Kelly’s plan, which was adopted on September 9, 2008, he may exercise, under pre-arranged terms, options to purchase up to 10,634,888 Company shares and sell the shares received upon exercise.  Both plans are in effect for a twelve month period.  Actual transactions under these plans will be reported from time to time, as appropriate, on Forms 4 and 144 filed with the Securities and Exchange Commission.

Rule 10b5-1 permits directors, officers and other employees to adopt written, pre-arranged stock trading plans when they are not aware of material non-public information about the company.  Other Company directors, officers or employees may adopt Rule 10b5-1 plans from time to time in the future.   Except as may otherwise be required, the Company does not undertake any obligation to update or report any modification, termination, or other activity under these plans or any other plan that may be adopted by other directors, officers or employees.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008	ACTIVISION BLIZZARD, INC.

	By:	/s/ George L. Rose
George L. Rose
Chief Legal Officer and Secretary